Exhibit 99.1

Press Release For immediate release

Invesco Reports Results for the Three Months Ended March 31, 2024

Investor Relations Contacts: Media Relations Contact:	Greg Ketron Jennifer Church Andrea Raphael	404-724-4299 404-439-3428 212-323-4202

Invesco Announces First Quarter Diluted EPS of $0.31; Adjusted Diluted EPS(1) of $0.33

Atlanta, April 23, 2024 -- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months ended March 31, 2024.
•$6.3 billion of net long-term inflows for the quarter, primarily driven by ETFs and Index, Fundamental Fixed Income and Private Markets
•$1,662.7 billion in ending AUM, an increase of 4.9% from the prior quarter
•14.4% operating margin; 28.2% adjusted operating margin(1)
•Announced an increase in the quarterly common stock dividend to $0.205 per share reflective of strong cash position and stable cash flows
•Redeemed $600 million of senior notes and ended the quarter with net debt(2) of $361.8 million and cash and cash equivalents of $895.7 million

Update from Andrew Schlossberg, President and CEO

"Strong organic flow growth in the first quarter was led by our global ETF platform as well as net long-term flows in our Fundamental Fixed Income and Private Markets capabilities. Our advantageous market position with deep client relationships, strong geographic mix, and broad suite of investment solutions enables us to perform through various market cycles and positions us well in front of the rapid evolution underway in the industry."
"We continue to streamline and simplify Invesco to benefit our clients, colleagues, and shareholders. These efforts are driving operating efficiencies and enabling us to more effectively meet client needs while providing a wider aperture to anticipate and address evolving market dynamics. As we continue to maintain financial discipline, we are reallocating resources to innovate and drive growth, enabling investment in high-demand solutions. We remain acutely focused on a disciplined approach to profitable growth while continuing to strengthen our balance sheet."

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(1) Represents non-GAAP financial measure. See the information on pages 7 through 10 for a reconciliation to the most directly comparable U.S. GAAP measure.
(2) Net debt: Debt less Cash and cash equivalents

Net Flows:
Net long-term inflows were $6.3 billion for the first quarter of 2024 as compared to $6.7 billion of net long-term inflows in the fourth quarter of 2023.

Retail net long-term inflows were $6.6 billion while Institutional net long-term outflows were $0.3 billion. Net long-term flows by investment capability include net long-term inflows from ETFs and Index of $11.2 billion, Fundamental Fixed Income of $1.1 billion and Private Markets of $1.0 billion, partially offset by net long-term outflows from Fundamental Equities of $5.6 billion, APAC Managed of $0.8 billion, and Multi-Asset/Other of $0.6 billion. On a geographic basis, the Asia Pacific, Americas and EMEA regions achieved net long-term inflows of $3.3 billion, $2.0 billion, and $1.0 billion, respectively.

Net market gains increased AUM in the first quarter by $68.0 billion while foreign exchange rate movements decreased AUM by $8.2 billion. We had inflows of $9.5 billion from non-management fee earning products and $0.7 billion from money market funds. Ending AUM increased 4.9% and average AUM increased 6.4% during the first quarter.

Summary of net flows (in billions)	Q1-24	Q4-23	Q1-23
Active	$(7.1)	$(7.2)	$(2.5)
Passive	13.4	13.9	5.4
Net long-term flows	6.3	6.7	2.9
Non-management fee earning AUM	9.5	3.1	(1.6)
Money market	0.7	(18.1)	7.7
Total net flows	$16.5	$(8.3)	$9.0

Annualized long-term organic growth rate (1)	2.2%	2.4%	1.1%

(1) Annualized long-term organic growth rate is calculated using net long-term flows (annualized) divided by average long-term AUM for the period. Long-term AUM excludes money market and non-management fee earning AUM.

First Quarter Highlights:

Financial Results	Q1-24		Q4-23		Q1-24 vs. Q4-23	Q1-23		Q1-24 vs. Q1-23
U.S. GAAP Financial Measures
Operating revenues	$1,475.3	m	$1,413.4	m	4.4%	$1,418.2	m	4.0%
Operating income/(loss)	$213.1	m	($1,075.8	m)	N/A	$209.5	m	1.7%
Operating margin	14.4%		(76.1)%			14.8%
Net income/(loss) attributable to Invesco Ltd.	$141.5	m	($742.3	m)	N/A	$145.0	m	(2.4)%
Diluted EPS	$0.31		($1.64)		N/A	$0.32		(3.1)%

Adjusted Financial Measures (1)
Net revenues	$1,053.2	m	$1,045.9	m	0.7%	$1,075.9	m	(2.1)%
Adjusted operating income	$296.5	m	$275.4	m	7.7%	$326.9	m	(9.3)%
Adjusted operating margin	28.2%		26.3%			30.4%
Adjusted net income attributable to Invesco Ltd.	$148.4	m	$212.7	m	(30.2)%	$173.4	m	(14.4)%
Adjusted diluted EPS	$0.33		$0.47		(29.8)%	$0.38		(13.2)%

Assets Under Management
Ending AUM	$1,662.7	bn	$1,585.3	bn	4.9%	$1,483.0	bn	12.1%
Average AUM	$1,613.0	bn	$1,515.6	bn	6.4%	$1,463.0	bn	10.3%

Headcount	8,527		8,489		0.4%	8,561		(0.4)%
(1) Represents non-GAAP financial measure. See the information on pages 7 through 10 for a reconciliation to the most directly comparable U.S. GAAP measure.

U.S. GAAP Operating Results:

First Quarter 2024 compared to Fourth Quarter 2023

Operating revenues and expenses: Operating revenues increased $61.9 million in the first quarter of 2024 compared to the fourth quarter of 2023. Investment management fees increased $45.4 million as a result of higher average AUM partially offset by the shift in AUM toward lower yield products. Service and distribution fees increased $32.4 million due to higher fund-related service fees and higher AUM to which the fees apply. Performance fees decreased $18.7 million due to seasonality. Other revenues increased $2.8 million.

Operating expenses decreased $1,227.0 million in the first quarter of 2024 compared to the fourth quarter of 2023 primarily due to a $1,248.9 million impairment of our indefinite-lived intangible assets in the fourth quarter of 2023. Excluding the intangible asset impairment, operating expenses increased $21.9 million. Third-party distribution, service and advisory costs increased $44.6 million due to an increase in pass-through Service and distribution fees resulting from higher fund costs and higher AUM to which the fees apply. Employee compensation expense increased $3.9 million primarily due to higher seasonal payroll taxes partially offset by lower costs related to organizational changes. General and administrative expenses decreased $26.2 million primarily due to lower professional fees.

Non-operating income and expenses: Equity in earnings of unconsolidated affiliates was $6.9 million, earned primarily from our China joint venture. Other gains and losses were a net gain of $35.9 million, driven by market value changes on deferred compensation and seed capital investments. Other income/(expense) of consolidated investment products (CIP) was a gain of $30.5 million, primarily driven by market gains on the underlying investments held by the funds.

The tax provision was an expense of $68.7 million in the first quarter of 2024 as compared to a benefit of $(266.4) million in the fourth quarter of 2023, resulting in an effective tax rate of 24.3% and 28.5%, respectively. The effective tax rate in the fourth quarter of 2023 was higher than the effective tax rate in the first quarter of 2024 due to the favorable impact of the resolution of certain tax matters and the mix of income across tax jurisdictions in the fourth quarter of 2023.

Diluted earnings per common share: Diluted earnings per common share was $0.31 for the first quarter of 2024.

First Quarter 2024 compared to First Quarter 2023

Operating revenues and expenses: Operating revenues increased $57.1 million compared to the first quarter of 2023. Investment management fees increased $20.8 million as a result of higher average AUM partially offset by the shift in AUM toward lower yield products. Service and distribution fees increased $42.8 million due to higher fund-related service fees and higher AUM to which the fees apply. Performance fees decreased $4.8 million. Other revenues decreased $1.7 million.

Operating expenses increased $53.5 million in the first quarter of 2024 compared to the first quarter of 2023. Third-party distribution, service and advisory costs increased $48.9 million due to an increase in pass-through Service and distribution fees resulting from higher fund costs and higher AUM to which the fees apply. Employee compensation expense increased $9.9 million primarily due to an increase in expense related to the mark-to-market on deferred compensation liabilities. Property, office and technology costs increased $7.1 million primarily due to higher technology costs. General and administrative expenses increased $33.5 million primarily due to insurance recoveries and indirect tax refunds in the first quarter of 2023. Transaction, integration and restructuring costs were nil in the first quarter of 2024 due to the completion of strategic initiatives compared to $41.6 million in the first quarter of 2023.

The effective tax rate was 24.3% in the first quarter of 2024 as compared to 29.7% in the first quarter of 2023. The decrease in the effective tax rate in the first quarter of 2024 was primarily due to the favorable impact of the increase in net income attributable to non-controlling interests in consolidated entities.

Adjusted(1) Operating Results:

First Quarter 2024 compared to Fourth Quarter 2023

Net revenues and adjusted operating expenses: Net revenues increased $7.3 million compared to the fourth quarter of 2023 primarily due to higher average AUM partially offset by the shift in AUM toward lower yield products and lower seasonal performance fees.

Adjusted operating expenses decreased $13.8 million compared to the fourth quarter of 2023. Employee compensation expenses increased $6.0 million primarily due to higher seasonal payroll taxes partially offset by lower costs related to organizational changes. General and administrative expenses decreased $20.6 million primarily due to lower professional fees.

Adjusted operating income increased $21.1 million compared to the fourth quarter of 2023. Adjusted operating margin increased to 28.2% from 26.3%.

Non-operating income and expenses: Equity in earnings of unconsolidated affiliates was a loss of $12.8 million. Other gains and losses were a net gain of $9.6 million.

The effective tax rate on adjusted net income increased to 24.6% in the first quarter of 2024 from 9.9% in the fourth quarter of 2023. The increase in the effective tax rate was primarily due to the favorable impact of the discrete tax benefits in the fourth quarter of 2023 related to the resolution of certain tax matters and the nontaxable gain on the sale of certain Hong Kong pension sponsorship rights.

Adjusted diluted earnings per common share was $0.33 for the first quarter.

First Quarter 2024 compared to First Quarter 2023

Net revenues and adjusted operating expenses: Net revenues in the first quarter of 2024 decreased $22.7 million compared to the first quarter of 2023, resulting from the shift in AUM toward lower yield products.

Adjusted operating expenses increased $7.7 million compared to the first quarter of 2023 reflecting higher Property, office and technology and General and administrative costs, partially offset by lower Employee compensation expenses.

Adjusted operating income decreased $30.4 million compared to the first quarter of 2023. Adjusted operating margin decreased to 28.2% from 30.4% for the first quarter of 2023.

The effective tax rate on adjusted net income increased slightly to 24.6% in the first quarter of 2024 from 24.1% in the first quarter of 2023.
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(1) Represents non-GAAP financial measure. See the information on pages 7 through 10 for a reconciliation to the most directly comparable U.S. GAAP measure.

Capital Management:

Cash and cash equivalents: $895.7 million at March 31, 2024 ($1,469.2 million as of December 31, 2023).

Debt: $1,257.5 million at March 31, 2024 ($1,489.5 million at December 31, 2023).

Net Debt(2): $361.8 million at March 31, 2024 ($20.3 million at December 31, 2023).

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(2) Net debt: Debt less Cash and cash equivalents

Common shares outstanding (end of period): 449.8 million

Diluted common shares outstanding (end of period): 455.4 million

Dividends paid: $90.2 million (common); $59.2 million (preferred)

Common dividends declared: The company is declaring a first quarter cash dividend of $0.205 per share to holders of common shares. The dividend is payable on June 4, 2024, to common shareholders of record at the close of business on May 14, 2024, with an ex-dividend date of May 13, 2024.

Preferred dividends declared: The company is declaring a preferred cash dividend of $14.75 per share representing the period from March 1, 2024 through May 31, 2024. The preferred dividend is payable on June 3, 2024.

About Invesco Ltd.

Invesco is a global independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. Our distinctive investment teams deliver a comprehensive range of active, passive and alternative investment capabilities. With offices in more than 20 countries, Invesco managed $1.7 trillion in assets on behalf of clients worldwide as of March 31, 2024. For more information, visit invesco.com/corporate.

Members of the investment community and general public are invited to listen to the conference call today, April 23, 2024, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-803-2143 for U.S. and Canadian callers or 1-210-795-1098 for international callers, using the Passcode: Invesco. An audio replay of the conference call will be available until Wednesday, May 8, 2024 by calling 1-800-839-1248 for U.S. and Canadian callers or 1-203-369-3356 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at invesco.com/corporate.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow, capital expenditures, and assets under management and could differ materially from events that actually occur in the future due to known and unknown risks and other important factors, including, but not limited to, industry or market conditions, geopolitical events and pandemics or health crises and their respective potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. None of this information should be considered in isolation from, or as a substitute for, historical financial statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q1-24	Q4-23	% Change	Q1-23	% Change
Operating revenues:
Investment management fees	$1,048.7	$1,003.3	4.5%	$1,027.9	2.0%
Service and distribution fees	377.0	344.6	9.4%	334.2	12.8%
Performance fees	0.8	19.5	(95.9)%	5.6	(85.7)%
Other	48.8	46.0	6.1%	50.5	(3.4)%
Total operating revenues	1,475.3	1,413.4	4.4%	1,418.2	4.0%
Operating expenses:
Third-party distribution, service and advisory	504.0	459.4	9.7%	455.1	10.7%
Employee compensation	472.7	468.8	0.8%	462.8	2.1%
Marketing (1)	18.1	20.2	(10.4)%	19.6	(7.7)%
Property, office and technology (1)	117.6	115.8	1.6%	110.5	6.4%
General and administrative (1)	138.5	164.7	(15.9)%	105.0	31.9%
Transaction, integration and restructuring	—	—	N/A	41.6	N/A
Amortization of intangible assets	11.3	1,260.3	(99.1)%	14.1	(19.9)%
Total operating expenses	1,262.2	2,489.2	(49.3)%	1,208.7	4.4%
Operating income/(loss)	213.1	(1,075.8)	N/A	209.5	1.7%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	6.9	9.1	(24.2)%	26.1	(73.6)%
Interest and dividend income	12.4	21.3	(41.8)%	8.6	44.2%
Interest expense	(15.9)	(16.8)	(5.4)%	(18.0)	(11.7)%
Other gains/(losses), net	35.9	73.0	(50.8)%	27.4	31.0%
Other income/(expense) of CIP, net	30.5	55.7	(45.2)%	(17.9)	N/A
Income/(loss) before income taxes	282.9	(933.5)	N/A	235.7	20.0%
Income tax provision	(68.7)	266.4	N/A	(69.9)	(1.7)%
Net income/(loss)	214.2	(667.1)	N/A	165.8	29.2%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(13.5)	(16.0)	(15.6)%	38.4	N/A
Less: Dividends declared on preferred shares	(59.2)	(59.2)	—%	(59.2)	—%
Net income/(loss) attributable to Invesco Ltd.	$141.5	$(742.3)	N/A	$145.0	(2.4)%

Earnings per common share:
---basic	$0.31	($1.64)	N/A	$0.32	(3.1)%
---diluted	$0.31	($1.64)	N/A	$0.32	(3.1)%

Average common shares outstanding:
---basic	453.2	451.7	0.3%	458.1	(1.1)%
---diluted	453.5	453.1	0.1%	458.9	(1.2)%

(1) Comparative periods presented reflect reclassification of certain operating expenses to align with current period presentation. The reclassification had no impact on our reported Operating revenues, Operating income, Net income, or any internal performance measure on which management is compensated.

Invesco Ltd.
Non-GAAP Information and Reconciliations

We utilize the following non-GAAP performance measures: Net revenues (and by calculation, Net revenue yield on AUM), Adjusted operating income, Adjusted operating margin, Adjusted net income attributable to Invesco Ltd., and Adjusted diluted EPS. We believe the adjusted measures provide valuable insight into our ongoing operational performance and assist in comparisons to our competitors. These measures also assist management with the establishment of operational budgets and forecasts. The most directly comparable U.S. GAAP measures are Operating revenues (and by calculation, gross revenue yield on AUM), Operating income/(loss), Operating margin, Net income/(loss) attributable to Invesco Ltd., and Diluted EPS.

The following are reconciliations of Operating revenues, Operating income/(loss) (and by calculation, operating margin), and Net income/(loss) attributable to Invesco Ltd. (and by calculation, diluted EPS) on a U.S. GAAP basis to a non-GAAP basis of Net revenues, Adjusted operating income (and by calculation, Adjusted operating margin), and Adjusted net income attributable to Invesco Ltd. (and by calculation, Adjusted diluted EPS). In addition, a reconciliation of Adjusted operating expenses is provided below, together with reconciliations of the U.S. GAAP Operating expense lines to provide further analysis of the non-GAAP adjustments. These non-GAAP measures should not be considered as substitutes for any U.S. GAAP measures and may not be comparable to other similarly titled measures of other companies. The tax effect of the reconciling items is based on the tax jurisdiction attributable to the transactions. These measures are described more fully in the company's Forms 10-K and 10-Q. Refer to these public filings for additional information about the company's non-GAAP performance measures.

Reconciliation of Operating revenues to Net revenues:

(in millions)	Q1-24	Q4-23	Q1-23
Operating revenues, U.S. GAAP basis	$1,475.3	$1,413.4	$1,418.2
Revenue Adjustments (1)
Investment management fees	(192.3)	(187.5)	(189.8)
Service and distribution fees	(271.8)	(236.3)	(225.3)
Other	(39.9)	(35.6)	(40.0)
Total Revenue Adjustments	$(504.0)	$(459.4)	$(455.1)
Invesco Great Wall (2)	74.7	79.5	100.5
CIP (3)	7.2	12.4	12.3
Net revenues	$1,053.2	$1,045.9	$1,075.9

Reconciliation of Operating income/(loss) to Adjusted operating income:

(in millions)	Q1-24	Q4-23	Q1-23
Operating income/(loss), U.S. GAAP basis	$213.1	$(1,075.8)	$209.5
Invesco Great Wall (2)	38.3	41.6	54.6
CIP (3)	12.2	23.7	14.7
Transaction, integration and restructuring (4)	—	—	41.6
Amortization and impairment of intangible assets (5)	11.3	1,260.3	14.1
Compensation expense related to market valuation changes in deferred compensation plans (6)	21.6	25.6	12.4
General and administrative (7)	—	—	(20.0)
Adjusted operating income	$296.5	$275.4	$326.9

Operating margin (8)	14.4%	(76.1%)	14.8%
Adjusted operating margin (9)	28.2%	26.3%	30.4%

Reconciliation of Net income/(loss) attributable to Invesco Ltd. to Adjusted net income attributable to Invesco Ltd.

(in millions)	Q1-24	Q4-23	Q1-23
Net income/(loss) attributable to Invesco Ltd., U.S. GAAP basis	$141.5	$(742.3)	$145.0
Adjustments (excluding tax):
Transaction, integration and restructuring (4)	—	—	41.6
Amortization and impairment of intangible assets (5)	11.3	1,260.3	14.1
Deferred compensation plan market valuation changes and dividend income less compensation expense (6)	(11.5)	(18.0)	(10.4)
General and administrative (7)	—	—	(20.0)
Total adjustments excluding tax	$(0.2)	$1,242.3	$25.3
Tax adjustment for amortization of intangible assets and goodwill (10)	4.4	4.5	4.2
Tax adjustment for impairment of intangible assets	—	(296.1)	—
Other tax effects of adjustments above	2.7	4.3	(1.1)
Adjusted net income attributable to Invesco Ltd. (11)	$148.4	$212.7	$173.4

Average common shares outstanding - diluted	453.5	453.1	458.9
Diluted EPS	$0.31	($1.64)	$0.32
Adjusted diluted EPS (12)	$0.33	$0.47	$0.38

Reconciliation of Operating expenses to Adjusted operating expenses:

(in millions)	Q1-24	Q4-23	Q1-23
Operating expenses, U.S. GAAP basis	$1,262.2	$2,489.2	$1,208.7
Invesco Great Wall (2)	36.4	37.9	45.9
Third-party distribution, service and advisory expenses	(504.0)	(459.4)	(455.1)
CIP (3)	(5.0)	(11.3)	(2.4)
Transaction, integration and restructuring (4)	—	—	(41.6)
Amortization and impairment of intangible assets (5)	(11.3)	(1,260.3)	(14.1)
Compensation expense related to market valuation changes in deferred compensation plans (6)	(21.6)	(25.6)	(12.4)
General and administrative (7)	—	—	20.0
Adjusted operating expenses	$756.7	$770.5	$749.0

Employee compensation, U.S. GAAP basis	$472.7	$468.8	$462.8
Invesco Great Wall (2)	25.7	27.6	35.6
Compensation expense related to market valuation changes in deferred compensation plans (6)	(21.6)	(25.6)	(12.4)
Adjusted employee compensation	$476.8	$470.8	$486.0

Marketing, U.S. GAAP basis (13)	$18.1	$20.2	$19.6
Invesco Great Wall (2)(13)	2.1	0.9	2.1
Adjusted marketing (13)	$20.2	$21.1	$21.7

Property, office and technology, U.S. GAAP basis (13)	$117.6	$115.8	$110.5
Invesco Great Wall (2)(13)	4.5	4.6	4.3
Adjusted property, office and technology (13)	$122.1	$120.4	$114.8

General and administrative, U.S. GAAP basis (13)	$138.5	$164.7	$105.0
Invesco Great Wall (2)(13)	4.1	4.8	3.9
CIP (3)	(5.0)	(11.3)	(2.4)
Recoveries of previously disclosed losses(7)	—	—	20.0
Adjusted general and administrative (13)	$137.6	$158.2	$126.5

Transaction, integration and restructuring, U.S. GAAP basis	$—	$—	$41.6
Transaction, integration and restructuring(4)	—	—	(41.6)
Adjusted transaction, integration and restructuring	$—	$—	$—

Amortization and impairment of intangible assets, U.S. GAAP basis	$11.3	$1,260.3	$14.1
Amortization and impairment of intangible assets (5)	(11.3)	(1,260.3)	(14.1)
Adjusted amortization and impairment of intangible assets	$—	$—	$—

(1) Revenue adjustments: The company calculates Net revenues by reducing Operating revenues to exclude fees that are passed through to external parties who perform functions on behalf of, and distribute, the company’s managed funds. The Net revenue presentation assists in identifying the revenue contribution generated by the company, removing distortions caused by the differing distribution channel fees and allowing for a fair comparison with U.S. peer investment managers and within Invesco’s own investment units. Additionally, management evaluates Net revenue yield on AUM, which is equal to Net revenues divided by Average AUM during the reporting period, as an indicator of the basis point Net revenues we receive for each dollar of AUM we manage.
    Investment management fees are adjusted by renewal commissions and certain administrative fees. Service and distribution fees are primarily adjusted by distribution fees passed through to broker dealers for certain share classes and pass through fund-related costs. Other revenues are primarily adjusted by transaction fees passed through to third parties.
(2) Invesco Great Wall: The company reflects 100% of Invesco Great Wall in its Net revenues and Adjusted operating income (and by calculation, Adjusted operating margin). The company’s non-GAAP operating results reflect the economics of these holdings on a basis consistent with the underlying AUM and flows. Adjusted net income is reduced by the amount of earnings attributable to the 51% noncontrolling interests.
(3) CIP: The company believes that the CIP may impact a reader’s analysis of our underlying results of operations and could result in investor confusion or the production of information about the company by analysts or external credit rating agencies that is not reflective of the underlying results of operations and financial condition of the company. Accordingly, the company believes that it is appropriate to adjust Operating revenues and Operating income for the impact of CIP in calculating the respective Net revenues and Adjusted operating income (and by calculation, Adjusted operating margin).
(4)    Transaction, integration and restructuring: The company believes it is useful to adjust for the Transaction, integration and restructuring charges in arriving at Adjusted operating income, Adjusted operating margin, Adjusted net income, and Adjusted diluted EPS, as this will aid comparability of our results period to period, and aid comparability with peer companies that may not have similar acquisition and restructuring related charges.
(5)    Amortization and impairment of intangible assets: The company removes amortization and non-cash impairment expense related to acquired assets in arriving at Adjusted operating income, Adjusted operating margin and Adjusted diluted EPS, as this will aid comparability of our results period to period, and aid comparability with peer companies that may not have similar acquisition-related charges.
(6)     Market movement on deferred compensation plan liabilities: Certain deferred compensation plan awards involve a return to the employee linked to the appreciation (depreciation) of specified investments. The company hedges economically the exposure to market movements for these investments. Since these plans are hedged economically, the company believes it is useful to reflect the offset ultimately achieved from hedging the market exposure in the calculation of Adjusted operating income (and by calculation, Adjusted operating margin) and Adjusted net income (and by calculation, Adjusted diluted EPS) to produce results that will be more comparable period to period.
(7) General and administrative: The adjustment removes insurance recoveries related to fund-related losses incurred in prior periods.
(8) Operating margin is equal to Operating income divided by Operating revenues.
(9) Adjusted operating margin is equal to Adjusted operating income divided by Net revenues.
(10) Tax adjustment for amortization of intangible assets and goodwill: The company reflects the tax benefit realized on the tax amortization of goodwill and intangibles in Adjusted net income. The company believes it is useful to include this tax benefit in arriving at the Adjusted diluted EPS measure.
(11) The effective tax rate on Adjusted net income attributable to Invesco Ltd. is 24.6% (fourth quarter 2023: 9.9%; first quarter 2023: 24.1%).
(12) Adjusted diluted EPS is equal to Adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted common shares outstanding.
(13) Comparative periods presented reflect reclassification of certain operating expenses to align with current period presentation. The reclassification had no impact on our reported Net revenues, Adjusted Operating income, Adjusted Net income, or any internal performance measure on which management is compensated.

Invesco Ltd.
Assets Under Management

	Three Months Ended
(in billions)	March 31, 2024	December 31, 2023	% Change	March 31, 2023
Beginning Assets	$1,585.3	$1,487.3	6.6%	$1,409.2
Long-term inflows	80.3	81.0	(0.9)%	79.4
Long-term outflows	(74.0)	(74.3)	(0.4)%	(76.5)
Net long-term flows	6.3	6.7	(6.0)%	2.9
Net flows in non-management fee earning AUM (a)	9.5	3.1	206.5%	(1.6)
Net flows in money market funds	0.7	(18.1)	N/A	7.7
Total net flows	16.5	(8.3)	N/A	9.0
Reinvested distributions	1.1	8.4	(86.9)%	1.0
Market gains and losses	68.0	86.9	(21.7)%	61.9
Foreign currency translation	(8.2)	11.0	N/A	1.9
Ending Assets	$1,662.7	$1,585.3	4.9%	$1,483.0

Ending long-term AUM	$1,200.8	$1,153.7	4.1%	$1,088.7
Average long-term AUM	$1,164.1	$1,095.0	6.3%	$1,083.2
Average AUM	$1,613.0	$1,515.6	6.4%	$1,463.0
Average QQQ AUM	$246.2	$209.6	17.5%	$156.1

Three Months Ended March 31, 2024
By investment approach: (in billions)	Active(c)	Passive(c)
Beginning Assets	$985.3	$600.0
Long-term inflows	42.4	37.9
Long-term outflows	(49.5)	(24.5)
Net long-term flows	(7.1)	13.4
Net flows in non-management fee earning AUM (a)	—	9.5
Net flows in money market funds	0.7	—
Total net flows	(6.4)	22.9
Reinvested distributions	1.1	—
Market gains and losses	22.5	45.5
Foreign currency translation	(6.8)	(1.4)
Ending Assets	$995.7	$667.0

Average AUM	$980.9	$632.1

Three Months Ended March 31, 2024
By channel: (in billions)	Retail	Institutional
Beginning Assets	$1,042.0	$543.3
Long-term inflows	60.0	20.3
Long-term outflows	(53.4)	(20.6)
Net long-term flows	6.6	(0.3)
Net flows in non-management fee earning AUM (a)	9.0	0.5
Net flows in money market funds	1.2	(0.5)
Total net flows	16.8	(0.3)
Reinvested distributions	1.1	—
Market gains and losses	59.7	8.3
Foreign currency translation	(2.7)	(5.5)
Ending Assets	$1,116.9	$545.8

See the footnotes immediately following these tables.

Invesco Ltd.
Assets Under Management (continued)

Three Months Ended March 31, 2024
By client domicile: (in billions)	Americas	Asia Pacific	EMEA
Beginning Assets	$1,133.9	$235.5	$215.9
Long-term inflows	39.4	23.0	17.9
Long-term outflows	(37.4)	(19.7)	(16.9)
Net long-term flows	2.0	3.3	1.0
Net flows in non-management fee earning AUM (a)	10.1	(1.0)	0.4
Net flows in money market funds	(0.3)	1.1	(0.1)
Total net flows	11.8	3.4	1.3
Reinvested distributions	1.1	—	—
Market gains and losses	53.6	5.2	9.2
Foreign currency translation	(0.6)	(6.5)	(1.1)
Ending Assets	$1,199.8	$237.6	$225.3

	Three Months Ended March 31, 2024
By investment capability (b): (in billions)	ETFs and Index	Fundamental Fixed Income	Fundamental Equities	Private Markets	APAC Managed	Multi-Asset/Other	Global Liquidity	QQQ
Beginning Assets	$362.1	$272.6	$260.5	$129.7	$108.0	$57.4	$165.0	$230.0
Long-term inflows	33.0	15.8	9.1	3.8	16.0	2.6	—	—
Long-term outflows	(21.8)	(14.7)	(14.7)	(2.8)	(16.8)	(3.2)	—	—
Net long-term flows	11.2	1.1	(5.6)	1.0	(0.8)	(0.6)	—	—
Net flows in non-management fee earning AUM (a)	—	—	—	—	—	0.4	—	9.1
Net flows in money market funds	—	—	—	—	1.1	—	(0.4)	—
Total net flows	11.2	1.1	(5.6)	1.0	0.3	(0.2)	(0.4)	9.1
Reinvested distributions	—	0.5	0.3	0.2	—	—	0.1	—
Market gains and losses	26.2	0.9	19.5	(3.2)	0.7	3.5	0.2	20.2
Foreign currency translation	(1.2)	(2.8)	(1.1)	(0.6)	(1.9)	(0.5)	(0.1)	—
Ending Assets	$398.3	$272.3	$273.6	$127.1	$107.1	$60.2	$164.8	$259.3

Average AUM	$377.1	$269.8	$263.4	$127.7	$107.0	$58.0	$163.8	$246.2

See the footnotes immediately following these tables.

Invesco Ltd.
Assets Under Management - Active (c)

	Three Months Ended
(in billions)	March 31, 2024	December 31, 2023	% Change	March 31, 2023
Beginning Assets	$985.3	$966.1	2.0%	$976.2
Long-term inflows	42.4	41.3	2.7%	46.9
Long-term outflows	(49.5)	(48.5)	2.1%	(49.4)
Net long-term flows	(7.1)	(7.2)	(1.4)%	(2.5)
Net flows in money market funds	0.7	(18.1)	N/A	7.7
Total net flows	(6.4)	(25.3)	(74.7)%	5.2
Reinvested distributions	1.1	8.4	(86.9)%	1.0
Market gains and losses	22.5	26.9	(16.4)%	20.9
Foreign currency translation	(6.8)	9.2	N/A	1.9
Ending Assets	$995.7	$985.3	1.1%	$1,005.2

Average long-term AUM	$787.8	$764.5	3.0%	$788.5
Average AUM	$980.9	$966.5	1.5%	$1,002.0

Three Months Ended March 31, 2024
By channel: (in billions)	Retail	Institutional
Beginning Assets	$501.5	$483.8
Long-term inflows	24.9	17.5
Long-term outflows	(31.9)	(17.6)
Net long-term flows	(7.0)	(0.1)
Net flows in non-management fee earning AUM (a)	—	—
Net flows in money market funds	1.2	(0.5)
Total net flows	(5.8)	(0.6)
Reinvested distributions	1.1	—
Market gains and losses	20.1	2.4
Foreign currency translation	(2.2)	(4.6)
Ending Assets	$514.7	$481.0

Three Months Ended March 31, 2024
By client domicile: (in billions)	Americas	Asia Pacific	EMEA
Beginning Assets	$671.4	$192.0	$121.9
Long-term inflows	19.3	16.7	6.4
Long-term outflows	(27.7)	(14.6)	(7.2)
Net long-term flows	(8.4)	2.1	(0.8)
Net flows in money market funds	(0.3)	1.1	(0.1)
Total net flows	(8.7)	3.2	(0.9)
Reinvested distributions	1.1	—	—
Market gains and losses	19.5	1.5	1.5
Foreign currency translation	(0.5)	(5.4)	(0.9)
Ending Assets	$682.8	$191.3	$121.6

See the footnotes immediately following these tables.

Invesco Ltd.
Assets Under Management - Passive (c)

	Three Months Ended
(in billions)	March 31, 2024	December 31, 2023	% Change	March 31, 2023
Beginning Assets	$600.0	$521.2	15.1%	$433.0
Long-term inflows	37.9	39.7	(4.5)%	32.5
Long-term outflows	(24.5)	(25.8)	(5.0)%	(27.1)
Net long-term flows	13.4	13.9	(3.6)%	5.4
Net flows in non-management fee earning AUM (a)	9.5	3.1	206.5%	(1.6)
Total net flows	22.9	17.0	34.7%	3.8
Market gains and losses	45.5	60.0	(24.2)%	41.0
Foreign currency translation	(1.4)	1.8	N/A	—
Ending Assets	$667.0	$600.0	11.2%	$477.8

Average long-term AUM	$376.3	$330.5	13.9%	$294.7
Average AUM	$632.1	$549.1	15.1%	$461.0
Average QQQ AUM	$246.2	$209.6	17.5%	$156.1

Three Months Ended March 31, 2024
By channel: (in billions)	Retail	Institutional
Beginning Assets	$540.5	$59.5
Long-term inflows	35.1	2.8
Long-term outflows	(21.5)	(3.0)
Net long-term flows	13.6	(0.2)
Net flows in non-management fee earning AUM (a)	9.0	0.5
Total net flows	22.6	0.3
Market gains and losses	39.6	5.9
Foreign currency translation	(0.5)	(0.9)
Ending Assets	$602.2	$64.8

Three Months Ended March 31, 2024
By client domicile: (in billions)	Americas	Asia Pacific	EMEA
Beginning Assets	$462.5	$43.5	$94.0
Long-term inflows	20.1	6.3	11.5
Long-term outflows	(9.7)	(5.1)	(9.7)
Net long-term flows	10.4	1.2	1.8
Net flows in non-management fee earning AUM (a)	10.1	(1.0)	0.4
Total net flows	20.5	0.2	2.2
Market gains and losses	34.1	3.7	7.7
Foreign currency translation	(0.1)	(1.1)	(0.2)
Ending Assets	$517.0	$46.3	$103.7

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)Non-management fee earning AUM includes non-management fee earning ETFs, UIT and product leverage.

(b)Investment capabilities are descriptive groupings of AUM by investment strategy. The company believes that presenting AUM by investment capability provides a more granular depiction of asset categorization and removed presentation of AUM by asset class in the quarter ending March 31, 2024. The comparative periods reflect the current period presentation.

(c)Passive AUM includes index-based ETFs, unit investment trusts (UITs), non-fee earning leverage and other passive mandates. Active AUM is total AUM less Passive AUM.

Invesco Ltd.
Supplemental Information (1)

	For the three months ended March 31, 2024			For the three months ended March 31, 2023
Cash flow information (in millions)	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash and cash equivalents, beginning of period	$1,931.6	$(462.4)	$1,469.2	$1,434.1	$(199.4)	$1,234.7
Cash flows from operating activities	(54.4)	(52.3)	(106.7)	(98.9)	(20.6)	(119.5)
Cash flows from investing activities	(287.3)	236.8	(50.5)	45.5	(110.8)	(65.3)
Cash flows from financing activities	(148.3)	(253.9)	(402.2)	(178.5)	5.9	(172.6)
Increase/(decrease) in cash and cash equivalents	(490.0)	(69.4)	(559.4)	(231.9)	(125.5)	(357.4)
Foreign exchange movement on cash and cash equivalents	(16.1)	2.0	(14.1)	12.7	(1.0)	11.7
Cash and cash equivalents, end of the period	$1,425.5	$(529.8)	$895.7	$1,214.9	$(325.9)	$889.0

(1) These tables include non-GAAP presentations. Cash held by CIP is not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. The impact of cash inflows/outflows from policyholder assets and liabilities are reflected within cash flows from operating activities as changes in receivable and/or payables, as applicable.

Invesco Ltd.
Supplemental Information(1)

	As of March 31, 2024			As of December 31, 2023
Balance Sheet information (in millions)	U.S. GAAP	Impact of CIP	As Adjusted	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted
ASSETS
Cash and cash equivalents	$895.7	$—	$895.7	$1,469.2	$—	$—	$1,469.2
Investments	963.5	497.2	1,460.7	919.1	527.4	—	1,446.5
Investments and other assets of CIP	9,119.5	(9,119.5)	—	9,016.0	(9,016.0)	—	—
Cash and cash equivalents of CIP	529.8	(529.8)	—	462.4	(462.4)	—	—
Assets held for policyholders (2)	—	—	—	393.9	—	(393.9)	—
Goodwill and intangible assets, net	14,453.4	—	14,453.4	14,539.6	—	—	14,539.6
Other assets (3)	2,115.3	24.7	2,140.0	2,133.6	18.8	—	2,152.4
Total assets	$28,077.2	$(9,127.4)	$18,949.8	$28,933.8	$(8,932.2)	$(393.9)	$19,607.7
LIABILITIES
Debt of CIP	$7,370.4	$(7,370.4)	$—	$7,121.8	$(7,121.8)	$—	$—
Other liabilities of CIP	459.1	(459.1)	—	492.1	(492.1)	—	—
Policyholder payables (2)	—	—	—	393.9	—	(393.9)	—
Debt	1,257.5	—	1,257.5	1,489.5	—	—	1,489.5
Other liabilities (4)	3,137.4	—	3,137.4	3,520.5	—	—	3,520.5
Total liabilities	$12,224.4	$(7,829.5)	$4,394.9	$13,017.8	$(7,613.9)	$(393.9)	$5,010.0
EQUITY
Total equity attributable to Invesco Ltd.	$14,554.8	$0.1	$14,554.9	$14,597.6	$0.1	$—	$14,597.7
Noncontrolling interests (5)	1,298.0	(1,298.0)	—	1,318.4	(1,318.4)	—	—
Total equity	15,852.8	(1,297.9)	14,554.9	15,916.0	(1,318.3)	—	14,597.7
Total liabilities and equity	$28,077.2	$(9,127.4)	$18,949.8	$28,933.8	$(8,932.2)	$(393.9)	$19,607.7

(1) This table includes non-GAAP presentations. Assets of CIP are not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholders’ equity.

(2) All policyholder assets were distributed to customers in January 2024.

(3) Amounts include Accounts receivable, Property, equipment and software, and Other assets.

(4) Amounts include Accrued compensation and benefits, Accounts payable and accrued expenses, and Deferred tax liabilities.

(5) Amounts include Redeemable noncontrolling interests in consolidated entities and Equity attributable to nonredeemable noncontrolling interests in consolidated entities.